Exhibit 10.1
HARSCO CORPORATION
2013 Equity and incentive Compensation Plan
Amendment No. 1

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Company”) have adopted the 2013 Equity and Incentive Compensation Plan (the “Plan”);
WHEREAS, pursuant to Section 3(a) of the Plan, a total of 6,800,000 shares of the common stock, par value $1.25 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;
WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 7,800,000 shares, including shares previously issued thereunder, and to increase the aggregate limit on the number of shares that may be issued or transferred in connection with awards other than stock options or appreciation rights to 4,621,000 shares; and
WHEREAS, Section 18 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;
NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Company’s Annual Meeting of Stockholders on April 25, 2017:
1.Section 3(a) of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby read as follows::
“Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 7,800,000 shares; provided, that notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the

Company in connection with awards other than Option Rights or Appreciation Rights granted under this Plan will not exceed 4,621,000 shares.”

2.Section 3(b) of the Plan shall be, and hereby is, amended to increase the limit on the aggregate number of shares that may be issued or transferred upon the exercise of Incentive Stock Options to 7,800,000, and the first sentence of such section is thereby to read as follows::
“Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 7,800,000 shares.”
3.In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan.

HARSCO CORPORATION

By: /s/ Russell C. Hochman

Name: Russell C. Hochman
Title: Corporate Secretary